UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2026

FORTUNE BRANDS INNOVATIONS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Horizon Way Building N
Deerfield, Illinois	60015-3888
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 847 484-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FBIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 16, 2026, Fortune Brands Innovations, Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Garden Investment Management, L.P. (“GI”).

Pursuant to the Cooperation Agreement, the Board of Directors of the Company (the “Board”) has appointed Ed Garden (the “New Director”) as a Class I director, effective March 16, 2026, with an initial term expiring at the Company’s 2027 annual meeting of stockholders (the “2027 Annual Meeting”). The New Director will join the Nominating and Governance Committee and the Compensation Committee of the Board. Under the terms of the Cooperation Agreement, GI has agreed to abide by customary standstill restrictions (subject to certain exceptions set forth therein) from the date of the Agreement until the earlier to occur of (a) the Company’s delivery of a slate notice that does not state that the New Director will be included on the Company’s slate of nominees for the 2027 Annual Meeting, (b) the date that is 45 days prior to the advance notice deadline for stockholders to submit non proxy access stockholder director nominations under the Company’s bylaws for the 2027 Annual Meeting (the “2027 Nomination Window”) and (c) the date that the New Director ceases to be a member of the Board (such period, the “Standstill Period”). However, to the extent the Mr. Garden resigns from the Board, certain standstill restrictions will remain in place, including those restrictions that prohibit running a proxy contest, engaging in any “withhold” or similar campaign, accumulating shares of the Company above 9.9% and making an extraordinary proposal until the 2027 Nomination Window.

Under the Cooperation Agreement, GI has also agreed to withdraw its nominees for the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”) and to abide by mutual non-disparagement provisions and certain voting commitments with respect to the 2026 Annual Meeting, including (subject to the terms set forth in the Cooperation Agreement) supporting each director nominated and recommended by the Board for election.

The Cooperation Agreement further provides that, if Mr. Garden is unable to serve due to death, disability or incapacity before the 2026 Annual Meeting, the Company and GI will cooperate to identify and mutually agree to a replacement director for Mr. Garden, subject to GI maintaining a “net long position” (as defined in Rule 14e-4 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) at or above 2% of the outstanding shares of the Company’s common stock.

Pursuant to the Cooperation Agreement, the Company has agreed to seek stockholder approval, at the 2026 Annual Meeting, to amend the Company’s Amended & Restated Certificate of Incorporation to provide for the phased-in declassification of the Board.

The foregoing description is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Pursuant to the Cooperation Agreement, effective as of March 16, 2026, the New Director was appointed to the Board, with an initial term expiring at the 2027 Annual Meeting. The Board has affirmatively determined that the New Director is “independent” under the rules of the New York Stock Exchange and the rules and regulations of the Exchange Act.

There are no arrangements or understandings between the New Director and any other person pursuant to which the New Director was appointed as a director other than with respect to the matters referred to in Item 1.01. There are no family relationships between the New Director and any director or executive officer and there are no transactions in which any of the New Director has or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act. The New Director will participate in the compensation program for non-employee directors described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 31, 2025.

Item 7.01.	Regulation FD Disclosure.

On March 16, 2026, the Company issued a press release announcing the Company’s entry into the Cooperation Agreement and related matters described in Item 1.01. A copy of the press release is attached as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Cooperation Agreement, dated as of March 16, 2026, by and between the Company and Garden Investment Management, L.P.

99.1	Press release issued by the Company on March 16, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2026	FORTUNE BRANDS INNOVATIONS, INC.
(Registrant)

	By:	/s/ Hiranda Donoghue
	Name:	Hiranda Donoghue
	Title:	EVP, Chief Legal Officer and Corporate Secretary